UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 28, 2013
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MIDDLEBURG FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Virginia (State or other jurisdiction of incorporation)	0-24159 (Commission File Number)	54-1696103 (I.R.S. Employer Identification No.)

111 West Washington Street Middleburg, Virginia (Address of principal executive offices)	20117 (Zip Code)

Registrant’s telephone number, including area code: (703) 777-6327

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 28, 2013, the Board of Directors of Middleburg Financial Corporation (the “Company”) designated Tammy P. Frazier as the Company’s Senior Vice President and Chief Accounting Officer, as well as its principal accounting officer.  The role of principal accounting officer had been held by the Company’s Executive Vice President and Chief Financial Officer, Raj Mehra, since the Company’s previous Chief Accounting Officer, John L. Brooks, resigned effective June 30, 2013.  Mr. Mehra will continue to serve as the Company’s principal financial officer.

Ms. Frazier, age 43, has served as Middleburg Bank’s Vice President, Enterprise Risk Officer from May 2013 to August 2013 and Enterprise Risk Officer for Middleburg Bank from September 2011 to May 2013.  Prior to September 2011, Ms. Frazier was employed as an Audit Manager with Yount, Hyde & Barbour, P.C. for 16 years specializing in financial institution audits and financial reporting.   In connection with her appointment, Ms. Frazier received an restricted stock award of 500 shares of the Company’s common stock, which vests incrementally on the first, second and third anniversaries of the grant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIDDLEBURG FINANCIAL CORPORATION
(Registrant)

Date: September 3, 2013	By:	/s/ Gary R. Shook
Gary R. Shook
President